Exhibit 99.1

FOR IMMEDIATE RELEASE

August 21, 2013

Contact: Cloud Peak Energy Inc.
Karla Kimrey
Vice President, Investor Relations
720-566-2932

CLOUD PEAK ENERGY INC. CONFIRMS IT DID NOT
BID ON MAYSDORF II NORTH TRACT LBA

Gillette, Wyo, August 21, 2013 — Cloud Peak Energy Inc. (NYSE:CLD), one of the largest U.S. coal producers and the only pure-play Powder River Basin (PRB) coal company, today confirmed it did not submit a bid for the Maysdorf II North Tract Lease by Application (LBA).  The Bureau of Land Management (BLM) had estimated this LBA to contain approximately 149 million mineable tons adjacent to the company’s 8400 Btu Cordero Rojo Mine in Wyoming. The lease sale notice issued for the Maysdorf II North Tract set a sale date of August 21, 2013.

President and Chief Executive Officer, Colin Marshall said, “We carefully evaluated the estimated economics of this LBA in light of current market conditions and the uncertainty caused by the current political and regulatory environment towards coal and coal powered generation and ultimately decided it was prudent not to bid at this time.  Due to the configuration of the North tract and surrounding land ownership positions, we believe a significant portion of the BLM’s estimated mineable tons would not be recoverable by us if we were to be the winning bidder in the BLM’s competitive process.  In combination with prevailing 8400 Btu market prices and projected costs of mining the remaining coal, we were unable to construct an economic bid for this tract at this time.  We will continue to evaluate any possible future lease sales by the BLM of these tons in the North tract as market conditions improve.”

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play PRB coal company.  As one of the safest coal producers in the nation, Cloud Peak Energy specializes in the production of low sulfur, subbituminous coal.  The company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation.  The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located near Decker, Montana.  Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the company’s long-term position to serve Asian export and domestic customers.  With approximately 1,700 employees, the company is widely recognized for its exemplary performance in its safety and environmental programs.  Cloud Peak Energy is a sustainable fuel supplier for approximately 4% of the nation’s electricity.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning.  Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies, and other factors.  Forward-looking statements may include, for example, our outlook for our company, the PRB and the industry in general, anticipated economic conditions, demand and forward pricing and operational plans for our mines, potential future LBA bids, and other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements.  Factors that could adversely affect our future results include, for example, future economic and market conditions, demand for our coal and the prices we receive for our coal, regulatory and political developments, third party legal challenges, our ability to acquire future coal tons through the federal LBA process and necessary surface rights and permits in a timely manner, decisions of the BLM with regard to future LBAs, and other risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material.  We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE:  Cloud Peak Energy Resources LLC

Cloud Peak Energy Inc.

Karla Kimrey, 720-566-2932

Vice President, Investor Relations